SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): FEBRUARY 14, 2000

                          STERLING SOFTWARE, INC.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-8465              75-1873956
 (State or Other Jurisdiction       (Commission         (IRS Employer
   of Incorporation)                File Number)        Identification No.)


      300 CRESCENT COURT, SUITE 1200, DALLAS, TEXAS            75201
      -----------------------------------------------------------------
      (Address of principal executive offices)               (zip code)

    Registrant's telephone number, including area code:  (214) 981-1000


                               NOT APPLICABLE
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


 ITEM 5.   OTHER EVENTS.

           On February 14, 2000, Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), Silversmith Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Computer Associates ("Merger Subsidiary"), and Sterling Software, Inc., a Delaware corporation ("Sterling"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for transactions that will cause a change of control of Sterling and ultimately lead to Sterling becoming a wholly-owned subsidiary of Computer Associates. Copies of the Merger Agreement and the joint press release issued in connection therewith are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

           Under the terms of the Merger Agreement, Merger Subsidiary will commence an offer (the "Offer") to exchange 0.5634 shares (the "Exchange Ratio") of common stock, par value $.10 per share, of Computer Associates (the "Computer Associates Common Stock"), for each outstanding share of common stock, par value $.10 per share, of Sterling, together with the associated preferred share purchase rights (the "Sterling Common Stock"), subject to adjustment as set forth below. Notwithstanding the foregoing, if the average trading price of the Computer Associates Common Stock for the designated period prior to the closing of the Offer (i) is greater than $77.12, the Exchange Ratio will be reduced so that each share of Sterling Common Stock tendered in the Offer will be exchanged for such number of shares of Computer Associates Common Stock as is equal to $43.45, or (ii) is less than $63.10, unless Computer Associates makes the Cash Election (as described below), the Exchange Ratio will be increased so that each share of Sterling Common Stock tendered in the Offer will be exchanged for such number of shares of Computer Associates Common Stock as is equal to $35.55. If the average trading price of the Computer Associates Common Stock is less than $63.10, Computer Associates may elect (the "Cash Election") to reduce the Exchange Ratio that would otherwise be in effect and make up any or all of such shortfall with cash (the "Cash Election Amount") and/or stock. Consummation of the Offer is subject to, among other things, at least a majority of the shares of Sterling Common Stock, determined on a fully diluted basis, being validly tendered and not withdrawn prior to the expiration of the Offer.

           Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of certain other conditions, Merger Subsidiary will be merged with and into Sterling (the "Merger") with Sterling being the surviving corporation. In the Merger, each outstanding share of Sterling Common Stock (other than shares held by Computer Associates and Merger Subsidiary and by stockholders who perfect appraisal rights under Delaware law, which will be available if Computer Associates makes the Cash Election) will be converted into the right to receive such number of fully paid and nonassessable shares of Computer Associates Common Stock as is equal to the Exchange Ratio finally established for the Offer and, if Computer Associates has made the Cash Election in connection with the Offer, an amount in cash equal to the Cash Election Amount.

           Concurrently with the execution of the Merger Agreement, certain stockholders of Sterling, including all members of the Board of Directors of Sterling and senior members of Sterling's management (the "Stockholders"), entered into a tender agreement (the "Tender Agreement") with Merger Subsidiary pursuant to which each Stockholder agreed, among other things, to tender for exchange all of such Stockholder's shares of Sterling Common Stock in the Offer and to vote all of such shares in favor of the approval and adoption of the Merger Agreement. A copy of the Tender Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

 ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
           EXHIBITS.

 (c)  Exhibits.

 No.       Description
 ---       -----------
 2.1 Agreement and Plan of Merger, dated as of February 14, 2000, among Computer Associates International, Inc., Sterling Software, Inc. and Silversmith Acquisition Corp.

 2.2       Tender Agreement, dated as of February 14, 2000, among
           Silversmith Acquisition Corp. and the stockholders of Sterling Software, Inc. listed on the signature pages thereof.

 99.1 Joint Press Release of Computer Associates International, Inc. and Sterling Software, Inc., dated February 14, 2000.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  STERLING SOFTWARE, INC.


                                  By: /s/ Don J. McDermett, Jr.
                                      ________________________________
                                  Name:  Don J. McDermett, Jr.
                                  Title: Senior Vice President and
                                         General Counsel


 Dated: February 18, 2000



                               EXHIBIT INDEX

 Exhibit No.    Description
 -----------    -----------
 2.1            Agreement and Plan of Merger, dated as of February 14,
                2000, among  Computer Associates International, Inc.,
                Sterling Software, Inc. and Silversmith Acquisition Corp.

 2.2 Tender Agreement, dated as of February 14, 2000, among Silversmith Acquisition Corp. and the stockholders of Sterling Software, Inc. listed on the signature pages thereof.

 99.1 Joint Press Release of Computer Associates International, Inc. and Sterling Software, Inc., dated February 14, 2000.